Exhibit 10.20

SHARE PURCHASE AGREEMENT

BY AND AMONG

COMTEC WINDPARK RENEWABLE (HOLDINGS) CO LTD

AND

THE9 LIMITED

AND

1111 LIMITED

17 June, 2019

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of June 17, 2019, is entered into by and among Comtec Windpark Renewable (Holdings) Co Ltd, a company incorporated under the laws of the British Virgin Islands (the “Seller”), The9 Limited (“The9”), an exempted company with limited liability incorporated under the laws of the Cayman Islands which has The9 American Depositary Shares (as defined below) listed on the Nasdaq Global Market (“NASDAQ”) under trading symbol “NCTY” (“The9”), and 1111 Limited, a company incorporated under the Hong Kong laws (“The9 Sub”, together with The9 and each of them, the “Purchaser”, together with Seller, the “Parties”, and each of them, a “Party”).

RECITALS

WHEREAS, as of the date hereof, the Seller owns the Target Shares, representing the entire issued share capital of the Comtec Solar (China) Investment Holding Ltd, a company incorporated under the laws of Hong Kong (the “Target Company”), which owns 9.9% of the registered capital and equity interest in Zhenjiang Kexin Power System Design and Research Company Limited (镇江科信动力系统设计研究有限公司)(“Kexin”), a company established under the laws of the PRC.

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to transfer, and the Purchaser desires to purchase, the Target Shares (as defined below) for a consideration of the Consideration Shares (as defined below), subject to the indemnification obligations described herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Parties agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a)          As used in this Agreement, the following terms have the following meanings:

“6-K Filing” has the meaning set forth in Section 5.02.

“Action” means any charge, claim, action, complaint, petition, inquiry, investigation, appeal, suit, litigation, grievance or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any arbitrator or Governmental Authority.

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“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract or otherwise.

“Arbitration Board” has the meaning set forth in Section 9.08(a).

“Board” means the board of directors of the Seller or Purchaser, as the case may be.

“Business Day” means any day that is not a Saturday, a Sunday, legal holiday or other day on which banks are required or authorized by Law to be closed in the PRC, the British Virgin Islands, the Cayman Islands, New York or Hong Kong.

“Closing” shall have the meaning set forth in Section 2.01(b).

“Closing Date” shall have the meaning set forth in Section 2.01(c).

“Comtec Group” means Comtec Solar Systems Group Limited, a company incorporated in the Cayman Islands and listed on the Main Board of The Stock Exchange of Hong Kong.

“Consent” means any approval, consent, ratification, permission, waiver or authorization.

“Consideration Shares” has the meaning given in Section 2.01(a).

“Constitutional Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Contract” means, as to any Person, a contract, agreement, indenture, note, bond, loan instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral, including any and all amendments, modifications and supplements thereto.

“Damages” include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature actually suffered or incurred by the claiming Person(s).

“Depositary” means The Bank of New York Mellon, the depositary of THE9 American Depositary Shares.

“Dispute” has the meaning set forth in Section 9.07.

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“Encumbrance” means any security interests, mortgages, liens, pledges, charges, reservations, restrictions, rights of way, options, rights of first refusal, community property interests, equitable interests, conditional sale or other title retention agreements, any agreement to provide any of the foregoing and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, whether imposed by Contract, Law, equity or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statement” has the meaning set forth in Section 3.09.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Information” has the meaning set forth in Section 5.03.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, domain names, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, algorithms, processes, models, platforms, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as in effect from time to time, applied on a consistent basis.

“Issue Price” means US$0.41 per share, being the average of the closing prices per The9 American Depositary Share as quoted on the NASDAQ divided by three (or such other ratio between one The9 American Depositary Share and the number of Class A ordinary shares in The9 that it represents in effect on the respective trading day(s)) for the five (5) consecutive trading days immediately preceding the date of this Agreement.

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“Kexin” has the meaning set forth in the Recitals.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liability” means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute or contingent.

“Loss” has the meaning set forth in Section 7.02.

“Material Adverse Effect” means any change or development that is or would reasonably be expected to be materially adverse to the business, assets, liabilities, operations or financial condition of the Person and its Group Companies, taken as a whole; provided, however, that no event, change, development or state of facts relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses (but only to the extent such changes or developments do not, individually or in the aggregate, have a disproportionate impact on any such Person and its Group Companies relative to other Persons in similar businesses) shall be deemed in themselves, to constitute a Material Adverse Effect.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“PRC” or “China” means the People’s Republic of China excluding, for the purposes of this Agreement only, Hong Kong, Macau and Taiwan.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Purchaser Fundamental Reps” means the representations and warranties of Purchaser contained in Section 4.01, Section 4.02 and Section 4.05.

“Purchaser Group Company” means, Purchaser or any of its Subsidiaries.

“Purchaser Share” has the meaning set forth in the Recital.

“Renminbi” or “RMB” means the lawful currency of the PRC.

“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.

“Rules” has the meaning set forth in Section 9.08(a).

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Fundamental Reps” means the representations and warranties of Seller contained in Section 3.01, Section 3.02 and Section 3.05.

“Stamp Office” means the Stamp Office of Inland Revenue Department of Hong Kong.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, partnership, joint venture, trust or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity (or profits or capital) interests or more than fifty percent (50%) of the ordinary voting power, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of a non-corporate Person, and (ii) any entity whose assets, or portions thereof, has been or should be consolidated with the net earnings of the Person and should be recorded on the books of the Person for financial reporting purposes in accordance with the accounting principles applicable to the Person. In the case of the Seller and the Purchaser, the applicable accounting principles shall be IFRS and U.S. GAAP, respectively.

“Target Company” has the meaning set forth in the Recitals.

“Target Shares” has the meaning set forth in Section 2.01(a).

“The9 American Depositary Shares” means the American depositary shares, each representing three Class A ordinary shares, par value US$0.01 per share, in the capital of The9.

“US$” or “USD” or “$” shall mean U.S. dollars, the lawful currency of the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

Section 1.02 Definitional and Interpretative Provisions.

(a)          When a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement unless otherwise specified.

(b)          The words “hereof,” “herein,” “hereby” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)          The headings and sub-headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(d)          Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

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(f)          The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(g)          References to a Person are also to its permitted successors and assigns.

(h)          A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(i)           The Parties have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

DESCRIPTION OF THE TRANSACTIONS

Section 2.01 Pre-Closing and Closing; Purchase and Sale of the Target Shares.

(a)          Upon the terms and subject to the conditions of this Agreement, the Seller agrees to transfer to The9 Sub two (2) ordinary shares of the Target Company, representing the entire issued share capital of the Target Company (the “Target Shares”), and in exchange therefor, the Purchase agrees to allot and issue 3,444,882 Class A ordinary shares in the capital of the The9 to the Seller or such directly or indirectly wholly-owned subsidiary of the Comtec Group as designated by the Seller, at the Issue Price, free and clear of all Encumbrances and credited as fully paid (the “Consideration Shares”) which equal to a consideration of RMB9.8 million (the “Consideration”).

(b)          Upon closing (the “Closing”), subject to satisfaction or waiver of each of the conditions set forth in Article VI required by this Agreement to be satisfied at Closing, the Purchaser shall deliver the Consideration Shares to the Seller and the Seller shall deliver the Target Shares to The9 Sub.

(c)          The consummation of the transactions contemplated by this Agreement at Closing shall take place electronically. The Closing shall take place at a time and on a date to be specified by the Parties, which shall be no later than the third Business Day after the date on which each of the conditions set forth in Article VI required by this Agreement to be satisfied at Closing is satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other time, date and location as the Parties agree in writing. The date on which Closing actually takes place is referred to in this Agreement as the “Closing Date”.

Section 2.02 Closing Deliveries and Conditions.

(a)          Seller Closing Deliveries. The Seller shall deliver, or cause to be delivered, the items set forth below under this Section 2.02(a) to Purchaser at the Closing:

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(i)           a certificate, executed by the secretary or a duly authorized director or officer of the Seller, dated as of the Closing Date, certifying (A) a copy of the resolutions of the Seller’s Board authorizing the execution, delivery and performance of this Agreement; and (B) that the conditions set forth in Section 6.01 (with respect to itself) and Section 6.02 have been duly satisfied, which shall be in full force and effect; and

(ii)          an original instrument of transfer and sold note duly executed by the Seller and stamped by the Stamp Office in respect of the Target Shares in favour of the Purchaser, together with the relevant original share certificate(s) representing the Target Shares; and

(iii)         deliver to the Purchaser, free and clear of any Encumbrance, the share certificate of the Target Company registered in the name of the Purchaser, evidencing the number of Target Shares purchased by the Purchaser.

Section 2.03. Purchaser Closing Deliveries. Purchaser shall deliver, or cause to be delivered, the items set forth below under this Section 2.02(b) to Seller at the Closing:

(i)           a certificate of the secretary or a duly authorized director or officer of Purchaser, dated as of the Closing Date, certifying (A) a copy of the resolutions of Purchaser’s Board authorizing the execution, delivery and performance of this Agreement, including the issuance and delivery of the Consideration Shares in accordance with this Agreement; and (B) that the conditions set forth in Section 6.01 (with respect to itself) and Section 6.03 have been duly satisfied, which shall be in full force and effect; and

(ii)          an extract of a certified copy of the register of members evidencing, and an original share certificate representing, the Consideration Shares, free and clear of any Encumbrances, fully paid and registered in the name of Seller, provided that the original share certificate shall bear the legend as set forth in Section 3.07(c), and the Consideration Shares shall be denoted in the register of members as subject to transfer restrictions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that each of the representations and warranties contained in this Article III is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the Closing Date, with the same effect as if made on and as of the Closing Date, as applicable (except for such representations and warranties that are made as of a specified date, which shall be true, complete and not misleading as of such date).

Section 3.01 Organization and Good Standing. Each of the Seller, the Target Company and Kexin is a company duly incorporated and organized (as applicable) and validly existing in good standing (as applicable) under the law of the jurisdiction of its organization, incorporation or formation and in accordance with its Constitutional Documents, each as amended (as the case may be), and is in material compliance with all registrations and approval requirements of its place of incorporation.

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Section 3.02 Authorization; Enforceable Agreement. The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Seller of this Agreement, and the offer, issuance and delivery of the Target Shares by the Target Company as contemplated under this Agreement have been duly authorized by all necessary action on the part of the Seller, the Target Company and their respective Boards. This Agreement, when executed and delivered, assuming due authorization, execution and delivery by the Purchaser, constitutes and will constitute valid and legally binding obligations of the Seller, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.03 Non-contravention. The execution, delivery and performance by the Seller of this Agreement, the consummation of the transactions contemplated hereby, the offer, issuance and delivery of the Target Shares hereunder will not (i) conflict with or violate any provision of the Seller’s Constitutional Documents or any the Target Group Company’s Constitutional Documents, each as amended, or (ii) conflict with or violate any applicable Law or any Governmental Order to which the Seller or any Target Group Company is subject to.

Section 3.04 Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, any Governmental Authority on the part of the Seller is required in connection with the offer, issuance and delivery of the Target Shares by the Seller and the consummation of the transactions contemplated hereunder, other than the filing of any required notifications under applicable Laws, which filings will have occurred within the appropriate time periods.

Section 3.05 Title to Shares. The Seller is the registered holder and beneficial owner of the Target Shares, free from any Encumbrance and are fully paid. The Target Company is the registered holder and beneficial owner of 9.9% of the registered capital and equity interest in Kexin, free from any Encumbrance and are fully paid, and it does not has any other material assets, liabilities or obligations or has any other business.

Section 3.06 Disclosure. All information and materials provided or made available to the Purchaser by or on behalf of the Seller with respect to itself or the Seller in connection with the negotiation or execution of this Agreement are true and correct in all material aspects as of the date hereof and do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material aspect.

Section 3.07 Status of Seller as Purchaser of the Consideration Shares.

(a)          The Seller is (i) not a “U.S. person” and is located outside the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act; (ii) aware that the issuance and sale of the Consideration Shares is being made in reliance on Rule 903 promulgated under the Securities Act, and (iii) acquiring the Consideration Shares for its own account and not with a view to, or the intention of, or for sale in connection with, any distribution thereof in violation of applicable securities Laws.

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(b)          The Seller understands and agrees that the Consideration Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Consideration Shares will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 904 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to Purchaser or one of its Subsidiaries, in each of cases (i) through (v) in accordance with any applicable state and federal securities Laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(c)          In addition to any other legend that may be required, each certificate for the Consideration Shares to be issued to the Seller pursuant to and subject to the terms and conditions of this Agreement shall bear a legend in substantially the following form (it being agreed that if the Consideration Shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OR ANY OTHER ALIENATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDERS OF SUCH SHARES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHARE PURCHASE AGREEMENT DATED JUNE 17, 2019, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE COMPANY.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS; OR (II) UNLESS THE SECURITIES HAVE BEEN SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT.”

(d)          Each of the Seller and the Target Company understands that Purchaser will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

Section 3.08 Litigation. There is no pending Proceeding, and to the knowledge of the Seller, no Person has threatened to commence any Proceeding: (i) that involves the Target Company and Kexin or any of the assets owned or used by the Target Company or Kexin or any Person whose liability the Target Company or Kexin has or may have retained or assumed, either contractually or by operation of Law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement. To the knowledge of the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Proceeding.

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Section 3.09 Financial Statements. The Seller has prepared, or caused to be prepared, and made available to Purchaser the unaudited consolidated balance sheet and statement of income of Kexin as of December 31, 2018 and for the period from January 1, 2019 to April 30, 2019 (collectively, the “Financial Statements”). The Financial Statements (A) fairly present, in all material aspects, the financial condition and the results of operations of the Target Company and Kexin of the respective dates and during the respective periods indicated in the Financial Statements in accordance with IFRS, (B) were prepared in accordance with IFRS applied on a consistent basis throughout the periods covered thereby and (C) are true, correct and complete and have been prepared from and are consistent with the books and records of each of the Target Company and Kexin in all material aspects. None of the Target Company or Kexin has any liabilities or obligations (accrued, absolute, contingent or otherwise) that would be required under IFRS to be reflected on a consolidated balance sheet of the Target Company or Kexin, other than liabilities or obligations (i) that were incurred in the ordinary course of business since January 1, 2019, or (ii) other undisclosed liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10 License. Kexin has, and at all times has had, all licenses, permits, qualifications, accreditations, approvals and authorizations of any Governmental Authority and has made all necessary filings required under applicable Law, necessary to service its accounts in accordance with applicable Laws and otherwise to conduct its business in all material respects.

Section 3.11 Intellectual Property.

(a)          Kexin and its Subsidiaries own, have the sufficient rights (including the rights of development, maintenance, licensing and sale) to, or otherwise has the licenses to use all Intellectual Property necessary and sufficient to conduct its business and any business as proposed to be conducted by Kexin and its Subsidiaries without any conflict with or infringement of the rights of any other Person. All of the Intellectual Property material to the business of Kexin are owned by, registered or applied for solely in the name of Kexin or its Subsidiaries, are valid and subsisting and have not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied.

(b)          None of Kexin or its Subsidiaries has violated, infringed or misappropriated in any material respect any Intellectual Property Rights of any other Person, nor has any of Kexin or its Subsidiaries received any written notice alleging any of the foregoing.

(c)          To the knowledge of the Seller, no Person has been or is infringing, misappropriating, misusing, diluting, disclosing without authorization, or otherwise violating any Intellectual Property Rights of Kexin or its Subsidiaries.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller that each of the representations and warranties contained in this Article IV is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the Closing Date, with the same effect as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specified date, which shall be true, complete and not misleading as of such date):

Section 4.01 Organization, Good Standing and Qualification. The Purchaser is duly organized, incorporated or formed, validly existing and in good standing (with respect to the jurisdictions that recognize the concept of good standing) under the Laws of the Cayman Islands. Each Purchaser Group Company has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Purchaser Group Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary.

Section 4.02 Authorization; Enforceable Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Purchaser of this Agreement, and the authorization, issuance (or reservation for issuance) and delivery of the Consideration Shares have been duly authorized by all necessary action on the part of Purchaser and its Board. This Agreement, when executed and delivered, assuming due authorization, execution and delivery by Seller, constitutes and will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 4.03 Non-contravention. The execution, delivery and performance by Purchaser of this Agreement, the consummation of the transactions contemplated hereby, the issuance and delivery of the Consideration Shares hereunder will not (i) conflict with or violate any provision of any Purchaser Group Company’s Constitutional Documents, each as amended, (ii) conflict with or violate any applicable Law or any Governmental Order to which any Purchaser Group Company is subject or (iii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which any Purchaser Group Company is a party or by which it is bound or to which any of its assets or properties are subject.

Section 4.04 Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, any Governmental Authority on the part of any Purchaser Group Company is required in connection with the issuance and delivery of the Consideration Shares and the consummation by Purchaser of the transactions contemplated hereunder, other than: (i) the filing of any required notifications under applicable securities Laws, which filings will have occurred within the appropriate time periods; (ii) any application or notification to NASDAQ that is required in connection with the issuance, sale and listing of the Consideration Shares; (iii) any filings required by the Financial Industry Regulatory Authority; and (iv) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

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Section 4.05 Consideration Shares. The Consideration Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and will be free and clear of any Encumbrances and restrictions on transfer other than any restrictions or conditions on transfer under this Agreement, Purchaser’s Constitutional Documents, each as amended, and under applicable Laws and together with all rights attaching thereto as at the Closing Date including the right to receive all dividends and other distributions which may be declared, made or paid in respect of the Consideration Shares, the record date for which shall fall on or after the Closing Date.

ARTICLE V

COVENANTS AND ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.01 Commercially Reasonable Efforts.

(a)       For the purposes of Closing, (i) the Seller shall use commercially reasonable efforts to cause the conditions set forth in Section 6.01 and Section 6.02 to be satisfied, but subject to any waiver thereof, at Closing to be satisfied on a timely basis and, consistent with using such commercially reasonable efforts, if reasonably practicable, cause such conditions to be satisfied as soon as possible after the date hereof; and (ii) Purchaser shall use commercially reasonable efforts to cause the conditions set forth in Section 6.01 and Section 6.03 to be satisfied, but subject to any waiver thereof, at Closing to be satisfied on a timely basis and, consistent with using such commercially reasonable efforts, if reasonably practicable, cause such conditions to be satisfied as soon as possible after the date hereof.

(b)       As promptly as practicable after the execution of this Agreement, each Party to this Agreement (i) shall make all filings and give all notices reasonably required to be made and given by such Party in connection with the transactions contemplated by this Agreement and (ii) shall use all commercially reasonable efforts to obtain all Consents required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the transactions contemplated by this Agreement. Each Party shall, upon request of another Party and to the extent permitted by applicable Law or applicable Contracts, promptly deliver to such other party a copy of each such filing made, each such notice given and each such Consent obtained by it.

(c)       The Parties understand and agree that the commercially reasonable efforts of any party hereto shall not be deemed to include entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, Purchaser shall not be required to contest or defend any objections or oppositions raised by any Governmental Authority relating to the matters contemplated by this Section 5.01, although it may, at its sole discretion, elect to do so.

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Section 5.02 Public Disclosure. Within five (5) Business Day following the date of this Agreement, the Purchaser may issue a press release and file a Current Report on Form 6-K describing the terms of the transactions contemplated hereunder in the form required by the Exchange Act (the “6-K Filing”), provided that the Seller shall be consulted by the Purchaser in connection with any such press release or other public disclosure prior to its release.

Section 5.03 Confidentiality. Each Party shall hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other Party furnished to it by such other Party or its Representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such Party on a non-confidential basis, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources on a non-confidential basis by the Party to which it was furnished), and no Party shall release or disclose such Information to any other person, except its Affiliates, officers, directors, employees, partners, members, auditors, attorneys, financial advisors, and other consultants and advisors. Without limiting the generality of the foregoing, the following shall not constitute a breach of the confidentiality obligation under this Section 5.03 by the Purchaser: (i) the issue of the 6-K Filing pursuant to Section 5.02 and (ii) the filing of, and the disclosure of the material terms of, this Agreement in the reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act, provided that the Seller shall be consulted by the Purchaser in connection with any such public disclosure prior to its release.

Section 5.04 Conversion into The9 American Depositary Shares. The Purchaser shall use its reasonable efforts to facilitate the conversion of the Consideration Shares into The9 American Depositary Shares in accordance with conversion procedures of the Depositary in respect of American depositary shares and applicable Laws.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to the Obligations of Each Party. The obligations of the Parties to consummate the transactions at Closing contemplated by this Agreement are subject to the satisfaction of this Section 6.01:

(a)          Governmental Approvals. All notices to, filings with and Consents of Governmental Authorities required to be made or obtained under any applicable Law in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been made or obtained and be in full force and effect.

(b)          No Injunction. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Authority of competent jurisdiction shall be in effect which prevents the consummation of the transactions contemplated by this Agreement on the terms contemplated herein, and no applicable Law shall have been enacted or be deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal.

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(c)          No Litigation. There shall not be pending or overtly threatened by or before any Governmental Authority any Proceeding that seeks to prevent the consummation of the transactions contemplated by this Agreement on the terms contemplated herein.

Section 6.02 Conditions to the Obligations of Purchaser. The obligations of the Purchaser to consummate the transactions at Closing contemplated by this Agreement are subject to the satisfaction of the following further conditions:

(a)          Representations and Warranties. Each of the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of Closing, except for such representations and warranties made as of a specific date, which shall be true and correct as of such date.

(b)          Performance. The Seller shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

(c)          Corporate Approvals. The Seller shall have duly attended to and carried out all corporate procedures that are required under the Laws of its place of incorporation or establishment to effect its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(d)          Consents. All Consents required to be obtained by the Seller (including, but not limited to, any Consent required to be obtained from any Governmental Authority) in connection with the transactions contemplated by this Agreement shall have been obtained in form and substance reasonably satisfactory to the Purchaser and shall be in full force and effect.

(f)          Qualification under Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable securities Laws shall have been obtained for the lawful execution, delivery and performance of this Agreement including, without limitation, the offer and sale of the Target Shares.

(g)          Orders. There shall be no Governmental Authority that has:

(i)           instituted or to the knowledge of the Seller, threatened any action or investigation to restrain, prohibit or otherwise challenge any transaction contemplated under this Agreement;

(ii)          to the knowledge of the Seller, threatened to take any action as a result of or in anticipation of transactions contemplated under this Agreement; or

(iii)         proposed, enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) which would prohibit, restrict or delay the transactions contemplated by this Agreement.

(h)          No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect of Seller, the Target Company or Kexin.

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(i)           Closing Deliverables. The Purchaser shall have received each of the agreements and documents required by this Agreement to be delivered by the Seller at Closing, as applicable, as specified in Section 2.02(a), each of which shall be in full force and effect.

Section 6.03 Conditions to the Obligations of Seller. The obligations of the Seller to consummate the transactions at Closing contemplated by this Agreement are subject to the satisfaction of all the following further conditions.

(a)          Representations and Warranties. Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of Closing, as applicable, except for such representations and warranties made as of a specific date, which shall be true and correct as of such date.

(b)          Performance. The Purchaser shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to Closing, as applicable.

(c)          Corporate Authority. The Purchaser shall have duly attended to and carried out all corporate procedures that are required under the Laws of its place of incorporation or establishment to effect its execution, delivery and performance of this Agreement to which it is as a party, and the transactions contemplated hereby.

(d)          Consents. All Consents required to be obtained by the Purchaser (including, but not limited to, any Consent required to be obtained from any Governmental Authority) in connection with the transactions contemplated by this Agreement, including, but not limited to, the approval of the issuance of the Consideration Shares, shall have been obtained in form and substance reasonably satisfactory to the Seller and shall be in full force and effect.

(e)          No Purchaser Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Purchaser Material Adverse Effect.

(f)          Closing Deliverables. The Seller shall have received each of the agreements and documents required by this Agreement to be delivered by the Purchaser at Closing, as applicable, as specified in Section 2.02(b), each of which shall be in full force and effect.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Survival of Representations and Warranties.

(a)         The representations and warranties of the Seller contained in this Agreement shall survive the Closing until twelve (12) months after the Closing; provided, however, that Seller Fundamental Reps shall survive indefinitely. The covenants and agreements of the Seller set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms. If written notice of a claim setting forth reasonable details as to the basis of the claim has been given prior to the expiration of the applicable representations and warranties or prior to the discharge of the applicable covenant or agreement by the Purchaser to the Seller, then the relevant representations, warranties, covenants and agreements shall survive as to such claim, until such claim has been finally resolved.

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(b)         The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing until twelve (12) months after the Closing; provided, however, that Purchaser Fundamental Reps shall survive indefinitely. The covenants and agreements of the Purchaser set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms. If written notice of a claim setting forth reasonable details as to the basis of the claim has been given prior to the expiration of the applicable representations and warranties or prior to the discharge of the applicable covenants or agreement by the Seller to the Purchaser, then the relevant representations, warranties, covenants and agreements shall survive as to such claim, until such claim has been finally resolved.

(c)         Notwithstanding the expiration dates set forth in Sections 7.01(a) and 7.01(b), all representations and warranties made by each Party in this Agreement shall survive indefinitely in the event of fraud or willful or intentional misrepresentation by such Party.

Section 7.02 Indemnification by Seller. Following the Closing, the Seller undertakes to fully indemnify and hold harmless Purchaser for and against any and all Liabilities, losses, Damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) (each, a “Loss”) actually suffered or incurred by the Purchaser (including any Action brought or otherwise initiated by any of them), arising out of or resulting from:

(a)         the failure of any representation or warranty made by the Seller under this Agreement to be true and accurate when made; or

(b)         the breach or violation of, or failure to perform or fulfill, any covenant or agreement by the Seller contained in this Agreement.

Section 7.03 Limits on Indemnification by Seller. Notwithstanding anything to the contrary contained in this Agreement:

(a)         the Seller shall not be liable for any claim for indemnification pursuant to Section 7.02(a), other than any claim arising from fraud, willful misconduct or intentional misrepresentation or arising out of the breach of any Seller Fundamental Reps, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Seller in aggregate equals or exceeds RMB98,000, whereupon the Purchaser shall be entitled to indemnification for the full amount of such Losses; and

(b)         the maximum amount of indemnifiable Losses which may be recovered by the Purchaser from the Seller arising out of or resulting from the causes set forth in Section 7.02(a), other than any claim arising from fraud, willful misconduct or intentional misrepresentation or arising out of the breach of any Seller Fundamental Reps, shall be an amount equal to RMB 9.8 million.

Section 7.04 Indemnification by Purchaser. Following the Closing, the Purchaser shall indemnify and hold harmless the Seller, for and against any and all Losses actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them), arising out of or resulting from:

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(a)         the failure of any representation or warranty made by the Purchaser under this Agreement to be true and accurate when made; or

(b)         the breach or violation of, or failure to perform or fulfill, any covenant or agreement by Purchaser contained in this Agreement.

Section 7.05 Limits on Indemnification by Purchaser. Notwithstanding anything to the contrary contained in this Agreement:

(a)         the Purchaser shall not be liable for any claim for indemnification pursuant to Section 7.04(a), other than any claim arising from fraud, willful misconduct or intentional misrepresentation or arising out of the breach of any Purchaser Fundamental Reps, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Seller equals or exceeds RMB 98,000, whereupon the Seller shall be entitled to indemnification for the full amount of such Losses; and

(b)         the maximum amount of indemnifiable Losses which may be recovered by the Seller from the Purchaser arising out of or resulting from the causes set forth in Section 7.04(a), other than any claim arising from fraud, willful misconduct or intentional misrepresentation or arising out of the breach of any Purchaser Fundamental Reps, shall be an amount equal to RMB 9.8 million.

Section 7.06 Exclusive Remedy. Following the Closing, indemnification as set forth in this Article VII shall be the exclusive remedy available to the Seller and Purchaser with respect to any breaches of any representations and warranties, covenants or agreement by the other Parties in this Agreement, except in each case pursuant to Section 9.02 or in the case of fraud or willful or intentional misconduct by the other Parties (which remedies shall, for the avoidance of doubt, be in addition to the remedies set forth in this Article VII).

ARTICLE VIII

TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)         by written agreement of the Parties

(b)         by Seller or Purchaser if an injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of the transactions contemplated hereby due to reasons other than a fault of such Party;

(c)         by the Purchaser if (i) the Seller shall have breached, in any material respect, any of its representations, warranties, covenants or other obligations under this Agreement and such breach shall be incapable of cure or has not been cured within fourteen (14) days following the giving of written notice of such breach to the breaching Party, (ii) there shall have occurred a Material Adverse Effect of the Seller, Target Company or Kexin.

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(d)         by the Seller (i) if the Purchaser shall have breached, in any material respect, any of its representations, warranties, covenants or other obligations under this Agreement and such breach shall be incapable of cure or has not been cured within fourteen (14) days following the giving of written notice of such breach to the breaching Party, (ii) if there shall have occurred a Material Adverse Effect of Purchaser.

The Party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a notice of such termination to the other Party setting forth a brief description of the basis on which such Party is terminating this Agreement.

Section 8.02 Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any Party (or any Representative of such Party) to the other party hereto; provided that: (a) no Party shall be relieved of any obligation or liability arising from any prior breach by such Party of any provision of this Agreement; and (b) the Parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 5.03, Article VII, this Section 8.02, Section 9.02, Section 9.06 and Section 9.08, which shall survive any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt when transmitted by facsimile transmission, (c) upon receipt after dispatch by registered or certified mail, postage prepaid or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

if to Seller, to:

Attention: Mr. Ye Qing

Address: Level 9 & 11, Lee Garden One, 33 Hysan Ave, Causeway Bay, Hong Kong

Email: qing_ye@comtecsolar.com

Fax: 852-3959 8800

if to The9 and The9 Sub, to:

Attention: Annastasia Zherbakha

Address: Building No. 3, 690 Bibo Road

Zhang Jiang Hi-Tech Park

Pudong New Area, Pudong

Shanghai 201203

People’s Republic of China

Email: anna@corp.the9.com]

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Section 9.02 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.

Section 9.03 Amendments and Waivers.

(a)         Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.

(b)         No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.04 Fees and Expenses; Tax. Except as otherwise provided herein, each Party shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Seller, on the one hand, and the Purchaser, on the other hand, shall each pay one-half of any reasonable out-of-pocket expenses payable in connection with the sales, use, transfer, stamp duty or similar taxes payable in connection with the conveyance, transfer and assignment of the Target Shares and the Consideration Shares, including but not limited to the standard rate Hong Kong stamp duty in connection with the sale and transfer of the Consideration Shares from the Seller to the Purchaser as contemplated in this Agreement shall be borne equally between the Seller and the Purchaser.

Section 9.05 Binding Effect; Benefit; Assignment.

(a)         The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Except with respect to Article VII, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.

(b)         No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any assignment in violation of this Section 9.05(b) shall be null and void.

Section 9.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of Hong Kong. Nothing in this Agreement shall affect the right to serve process in any manner permitted by Law.

Section 9.07 Consultation. Any dispute, controversy or claim (each, a “Dispute”) arising out of or in connection with or relating to this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of the arbitration provision set forth in Section 9.08) shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered notice to the other party to the Dispute requesting such consultation.

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Section 9.08 Arbitration.

(a)         If the Dispute is not resolved within 30 days following the date on which a notice for consultation is given or upon the notice of any party to the Dispute notifying that such consultation has failed, the Dispute shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the UNCITRAL Arbitration Rules (the “Rules”) as are in force at the time of any such arbitration and as may be amended by the rest of this Section 9.08. For the purpose of such arbitration, there shall be three arbitrators to form an arbitration board (“Arbitration Board”). One arbitrator shall be appointed by Purchaser and one shall be appointed by Seller. All selections shall be made within 30 days after the selecting party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Hong Kong International Arbitration Centre shall select the third arbitrator. If any arbitrator to be appointed by a party has not been appointed and consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Hong Kong International Arbitration Centre.

(b)         The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre. All arbitration proceedings shall be conducted in English. The arbitrators shall decide any such Dispute or claim strictly in accordance with the governing law specified in Section 9.06. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

(c)         The Parties shall facilitate the arbitration by (i) cooperating in good faith to expedite (to the maximum extent practicable) the conduct of the arbitration, (ii) making available to one another and to the Arbitration Board for inspection and extraction all documents, books, records, and personnel under their control or under the control of a Person controlling or controlled by such Party if determined by the Arbitration Board to be relevant to the Dispute, (iii) conducting arbitration hearings to the greatest extent possible on successive business days and (iv) using their best efforts to observe the time periods established by the Rules or by the Arbitration Board for the submission of evidence and briefs.

(d)         The costs and expenses of the arbitration, including the fees of the arbitration, including the fees of the Arbitration Board, shall be borne by the losing party to the Dispute or claim, and each Party shall pay its own fees, disbursements and other charges of its counsel; provided that the Arbitration Board shall have the right to allocate the costs and expenses between each Party as the Arbitration Board deems equitable.

(e)         Any award made by the Arbitration Board shall be final and binding on each of the Parties that were parties to the Dispute. The Parties expressly agree to waive the applicability of any Laws that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of Law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by any other party in whose favor an award of the Arbitration Board was given.

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Section 9.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 9.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

Section 9.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed or have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Comtec Windpark Renewable (Holdings) Co Ltd

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title:

The9 Limited

By:	/s/ George Lai
Name: George Lai
Title: CFO

1111 Limited

By:	/s/ George Lai
Name: George Lai
Title: Director

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